CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Balance Sheets

(in '000s, except share and per share amounts)

	As of
	September 30,	As of
	(Unaudited)	December 31,
Assets	2005	2004
Investments
Fixed income securities, at fair value
(amortized cost of $128,324 and $70,486)	$127,037	$70,405
Short-term investments, at cost (approximates fair value)	13,444	67,887
Total investments	140,481	138,292

Cash	5,966	6,568
Premium receivable	9,466	5,227
Receivable for securities sold	---	2,220
Investment income due and accrued	1,364	619
Prepaid reinsurance premiums	111,997	85,105
Intangible asset	8,331	8,331
Deferred income taxes	451	28
Deferred acquisition costs, net	---	377
Total assets	$278,056	$246,767

Liabilities and Shareholder's Equity

Liabilities
Deferred premium revenue	$132,898	$103,573
Deferred ceding commission revenues, net	5,072	---
Loss and loss adjustment reserves	998	656
Ceded reinsurance balances payable	10,225	6,335
Ceding commission payable	1,003	245
Derivative liabilities	38	22
Balances due to affiliates	1,163	5,683
Other liabilities	1,479	854
Total liabilities	152,876	117,368

Shareholder's Equity
Common stock (par value was $4,191.49 per share for 2005
and 2004 ; authorized, issued and outstanding
shares was 4,700 for 2005 and 2004)	19,700	19,700
Additional paid-in capital	122,850	122,850
Accumulated deficit	(16,533)	(13,098)
Accumulated other comprehensive loss (net of
deferred income taxes of ($451) and ($28))	(837)	(53)
Total shareholder's equity	125,180	129,399
Total liabilities and shareholder's equity	$278,056	$246,767

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Operations

 ($ in '000s)

	Three months ended		Nine months ended
	September 30,		September 30,
	(Unaudited)
	2005	2004	2005	2004
Revenues
Gross premiums written	$ 26,225	$ 13,770	$ 51,777	$ 40,619
Ceded premiums written	(23,371)	(12,159)	(45,930)	(35,880)
Net premiums written	2,854	1,611	5,847	4,739
Change in net deferred premium revenue	(1,652)	(601)	(2,428)	(1,985)
Net premium earned (net of ceded earned premiums
of $6,894, $5,131, $19,079 and $12,980; respectively	1,202	1,010	3,419	2,754
Net investment income	1,086	522	2,752	1,642
Net realized capital gains	---	---	1	10
Net realized and unrealized
gains (losses) on credit derivatives	8	(7)	(17)	3
Other income	26	---	26	53
Total revenues	2,322	1,525	6,181	4,462

Expenses
Losses and loss adjustment expenses	120	101	342	275
Amortization of deferred acquisition costs	76	331	763	878
Operating expenses	1,320	2,268	8,511	6,722
Total expenses	1,516	2,700	9,616	7,875

Income (loss) before income taxes	806	(1,175)	(3,435)	(3,413)
Provision for income taxes	---	---	---	---
Net loss	$ 806	$ (1,175)	$ (3,435)	$ (3,413)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Changes in Shareholder's Equity and Comprehensive Income (Loss)

	Nine months ended
	September 30,		Year ended
	(Unaudited)		December 31,
	2005		2004
Common Shares
Shares at beginning of period	4,700		4,700
Shares at end of period	4,700		4,700

Common Stock
Balance at beginning of period	$ 19,700		$ 19,700
Ending Balance	$ 19,700		$ 19,700

Additional paid-in capital
Balance at beginning of period	$ 122,850		$ 112,850
Capital contributions	---		10,000
Ending Balance	$ 122,850		$ 122,850

Accumulated deficit
Balance at beginning of period	$ (13,098)		$ (7,572)
Net loss	(3,435)	(3,435)	(5,526)	(5,526)
Ending Balance	$ (16,533)		$ (13,098)

Accumulated other comprehensive income (loss)
Balance at beginning of period	$(53)		$ 530

Net change in unrealized appreciation
of securities, net of deferred tax (benefit)
expenses of $(422) in 2005, $(313) in 2004		(784)		(583)

Other comprehensive loss	(784)	(784)	(583)	(583)

Total comprehensive loss		(4,219)		(6,109)

Ending Balance	$(837)		$(53)

Total Shareholder's Equity	$ 125,180		$ 129,399

	2005		2004
Disclosure of reclassification amounts
Unrealized (depreciation) appreciation arising
during the period, net of taxes	$(785)		$(590)
Less: reclassification adjustment for net gains
(losses) included in net income, net of taxes	1		7
Net unrealized (depreciation) appreciation
of securities, net of taxes	$ (784)		$ (583)

The accompanying notes are an integral part of these financial statements.

CIFG Assurance North America, Inc.

(Formerly known as CDC IXIS Financial Guaranty North America, Inc.)

Statements of Cash Flows

 ($ in '000s)

	Nine months ended September 30,
	(Unaudited)
	2005	2004
Cash flows from operating activities
Net loss	$(3,435)	$(3,413)
Adjustments to reconcile net loss to net cash
provided by operating activities
Amortization of bond premium, net	21	611
Net realized gains on sale of investments	(1)	(10)
Increase in loss and loss adjustment reserves	342	275
Increase in deferred premium revenue	29,325	23,482
Increase in prepaid reinsurance premiums	(26,892)	(21,638)
Decease in deferred acquisition costs	377	1,495
Increase in premium receivable	(4,239)	(795)
Increase (decrease) in ceded reinsurance balances payable	3,890	(16,400)
Increase (decrease) in ceding commission payable	758	(379)
Increase in investment income due and accrued	(745)	(89)
Decrease in balances due to affiliates	(4,520)	(2,476)
Increase in deferred ceding commission	5,072	---
Net realized and unrealized losses/(gains) on credit derivative contracts	17	(2)
Increase (decrease) in other liabilities	625	(152)
Total adjustments to net loss	4,030	(16,078)
Net cash provided (used) by operating activities	595	(19,491)

Cash flows from investing activities
Purchase of fixed income securities	(80,496)	(31,131)
Sale/purchase of short term investments, net	54,444	18,856
Proceeds from the sale of fixed income securities	6,435	1,052
Proceeds from the maturity of fixed income securities	18,420	30,509
Net cash provided (used) by investing activities	(1,197)	19,286

Decrease in cash	(602)	(205)
Cash at beginning of period	6,568	523
Cash at end of period	$ 5,966	$ 318

The accompanying notes are an integral part of these financial statements.